UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2017

NAVIGANT CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12173	36-4094854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

(Address of principal executive offices including zip code)

(312) 573-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2017, the Board of Directors (the “Board”) of Navigant Consulting, Inc. (the “Company”) adopted an amendment and restatement of the Company’s By-Laws (the “Amended and Restated By-Laws”), which became effective immediately upon adoption.

The amendments modified Article 2, Section 2.5 to change the advance notice period for stockholder nominations at the annual meeting from not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the upcoming annual meeting to not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting.

The amendments also added language regarding the use of electronic communications.

The foregoing description of the amendments is qualified in its entirety by reference to the text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated By-laws of Navigant Consulting, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: December 26, 2017	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Executive Vice President, General Counsel and Secretary